UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BLACKROCK 2037 MUNICIPAL TARGET TERM TRUST

(Exact name of registrant as specified in its charter)

Maryland	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Bellevue Parkway, Wilmington, Delaware	19809
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
Common Shares of Beneficial Interest, par value $0.001	New York Stock Exchange	88-2326679

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-250205

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Shares” in the Registrant’s Registration Statement on Form N-2 (Nos. 333-250205 and 811-23621) as filed electronically with the Securities and Exchange Commission (the “Commission”) on November 19, 2020 (Accession No. 0001193125-20-298235) (“Registration Statement on Form N-2”), as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on July 28, 2022 (Accession No. 0001193125-22-204326), and Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on September 26, 2022 (Accession No. 0001193125-22-251523).

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLACKROCK 2037 MUNICIPAL TARGET TERM TRUST

Date: October 21, 2022

By:	/s/ Trent Walker
Name:	Trent Walker
Title:	Chief Financial Officer